Exhibit 99.1

Datavault AI Reports Second Quarter 2026 Financial Results and Provides Business Update Highlighting Progress Toward Commercialization of Tokenization and Data Monetization Platforms

Datavault AI reiterates its full-year 2026 revenue target of at least $200 million

Video demonstrations of the Company’s exchange platforms are available online: Click Here

Q2 2026 Revenue increased 287% compared to Q2 2025

Strengthened leadership with the appointments of cybersecurity veteran Barry Childe as Chief Information Security Officer and Dean Becker as Chief Licensing Officer

PHILADELPHIA, PA – August 19, 2026 – Datavault AI Inc. (“Datavault AI” or the “Company”) (NASDAQ: DVLT), an Artificial Intelligence Platform (“AIP”) company providing data monetization, credentialing, digital engagement, real-world asset (“RWA”) tokenization and spatial audio technologies, today reported financial results for the second quarter ended June 30, 2026, and provided an update on the Company’s strategy to assemble and vertically integrate the infrastructure required to support the commercialization of its data monetization and tokenization platforms.

“Over the past few months, we made significant progress assembling the technology, infrastructure and strategic capabilities required to bring Datavault AI’s platform to market at scale,” said Nathaniel Bradley, Chief Executive Officer of Datavault AI. “With the NYIAX acquisition completed and the acquisition of CyberCatch under definitive agreement, the continued buildout of SanQtum and several other commercial programs underway, we believe the foundation of our platform is taking shape. Each component of our integrated technology ecosystem serves a distinct role: NYIAX is expected to provide exchange infrastructure and IP; CLEAR provides identity and credentialing; Fiserv provides payments and settlement capabilities; IBM watsonx is our AI infrastructure; Available powers our distributed edge-computing network, and CyberCatch is expected to strengthen security and compliance.”

“These partnerships were never intended to operate independently,” Mr. Bradley continued. “Together, they form an integrated ecosystem. With the core platform buildout well underway, our focus for the second half of 2026 shifts to execution: launching our exchanges, scaling SanQtum and converting our contracted opportunities into commercial activity and recognized revenue.”

Business Highlights

•	Completed the acquisition of NYIAX, the Company's fifth owned exchange which adds programmatic, blockchain-based ad-contract infrastructure to the Information Data Exchange®

•	Entered into a definitive agreement to acquire CyberCatch Holdings, Inc., with the proposed acquisition expected to integrate AI-enabled cyber-risk mitigation and quantum-resistant security natively into the SanQtum edge platform

•	Advanced its collaboration with Fiserv to integrate Datavault AI’s patented data monetization and tokenization technologies with Fiserv’s financial technology infrastructure

•	Continued nationwide build-out of its quantum-ready GPU edge network with Available Infrastructure, following the initial New York and Philadelphia deployments

•	Expanded sports and entertainment monetization initiatives through athlete and legacy licensing relationships, including Tyson Fury, Roberto Clemente, Darryl Strawberry and Dwight “Doc” Gooden

•	Entered into an agreement with Perpetuals.com designed to provide international secondary-market access for tokenized RWAs, and advanced its strategic minerals initiative with Patriot Strategic Metals

•	Announced plans to tokenize Available Infrastructure’s Project Qestrel

SanQtum Infrastructure Expansion and Project Qestrel

During the second quarter, Datavault AI advanced its partnership with Available Infrastructure to build out its SanQtum-powered edge AI infrastructure. SanQtum provides the secure, distributed computing layer supporting Datavault AI's broader platform, combining zero-trust networking, quantum-resilient security, high-performance GPU compute and AI inference at the edge. The Company's initial SanQtum deployments in New York and Philadelphia are the first steps in a much broader planned nationwide network designed to bring secure compute closer to where data is generated, valued, and monetized.

On July 17, 2026, advancing this infrastructure strategy, Datavault AI announced the tokenization and monetization of Available Infrastructure’s Project Qestrel, a planned nationwide fleet of 1,000 cybersecure, sovereign edge data centers across 100 U.S. cities and more than 30 states. Each Qestrel site is expected to use Available Infrastructure’s SanQtum technology stack, including zero-trust networking, quantum-resilient encryption, high-performance computing and edge AI inference.

Datavault AI intends to use its patented tokenization technology and Information Data Exchange® platform to create $QEST utility tokens representing access and usage rights to compute capacity across the Project Qestrel network.

Q2-2026 Consolidated Results

Revenue for the three months ended June 30, 2026 was $6.7 million, an increase of $5.0 million, or 287%, from $1.7 million for the three months ended June 30, 2025.

Gross profit for the three months ended June 30, 2026 was $2.9 million, compared to $35,000 for the three months ended June 30, 2025.

Research and development expenses were $7.2 million, an increase of $3.0 million from $4.2 million for the three months ended June 30, 2025.

Sales and marketing expenses were $7.2 million, an increase of $5.5 million from $1.7 million for the three months ended June 30, 2025.

General and administrative expenses were $14.9 million, an increase of $8.4 million from $6.5 million for the three months ended June 30, 2025.

2026 Outlook

Datavault AI is reiterating its previously announced full-year 2026 revenue target of at least $200 million (approximately 400% growth rate year over year).

Today’s Datavault AI’s Second Quarter 2026 Webcast Conference Call

CEO Nathaniel Bradley and CFO Brett Moyer will host an investor conference call, webcast and Q&A today, at 8:30 a.m. ET August 19, 2026, to discuss the Company’s results and answer investor questions.

Conference Call and Webcast Information

•	Date: Wednesday, August 19, 2026, at 8:30 a.m. ET

•	Participant Dial-in (US): 1-877-709-8150

•	Participant Dial-in (International): 1-201-689-8354 -- or Click HERE for participant International Toll-Free access numbers

•	Webcast Access: Click Here

A replay of the webcast will be made available later in the day in the Investors/Presentations section of the Datavault AI website: Click Here

About Datavault AI Inc.

Datavault AI Inc. (Nasdaq: DVLT) is an Artificial Intelligence Platform (“AIP”) company focused on transforming data and real-world assets into intelligent, secure and monetizable digital assets. The Company’s integrated platform combines artificial intelligence, an AI-driven inference layer, data valuation, tokenization, cybersecurity, high-performance computing and exchange technologies to support the lifecycle of data and digital assets—from identification and valuation through tokenization, commercialization and monetization.

Datavault AI operates through two synergistic divisions: Data Science and Acoustic Science. The Data Science division includes the Company’s patented Data Vault®, DataValue®, and DataScore® technologies, together with its cybersecurity, tokenization and exchange capabilities. The Acoustic Science division includes WiSA®, ADIO® and related spatial audio and data-over-sound technologies, as well as the Company’s events and experiential media businesses, including CompuSystems, Inc., operated under the Event Citadel brand, and API Media Innovations Inc.

Together, these capabilities form an integrated AI platform designed to connect data, intelligence, value and markets, enabling enterprises, institutions and asset owners to identify, protect, value and monetize data and real-world assets.

The Company is headquartered in Philadelphia, PA. For more information, visit www.dvlt.ai. Investor information is available at ir.datavaultsite.com. Technology news and insights are published at dvlt.ai/insights.

Trademarks, Trade Names, Service Marks and Copyrights

We own or have rights to use various trademarks, trade names, service marks and copyrights, which are protected under applicable intellectual property laws. This press release also contains trademarks, trade names, service marks and copyrights of other companies, which are, to our knowledge, the property of their respective owners. Solely for convenience, certain trademarks, trade names, service marks and copyrights referred to in this press release may appear without the ©, ®, and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names, service marks and copyrights. We do not intend our use or display of other parties’ trademarks, trade names, service marks or copyrights to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

Forward-Looking Statements

This press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. ("Datavault AI," the "Company," "us," "our," or "we") and our industry that involve risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words, such as "may," "might," "will," "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "goal," "objective," "seeks," "likely" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding future events, the Company’s revenue target for fiscal 2026, the expected operational, technical and commercial outcomes of the Company’s commercial strategy, the potential for Datavault AI to successfully deploy its technologies and gain market share in such markets, the potential for Datavault AI to anticipate market trends, exploit business opportunities and create value for customers, our business opportunities and prospects, strategy and plans, future operations and revenue expectations, future costs, future financial condition, objectives of management, licensing, co-development, collaboration and/or strategic partnership initiatives, recent funding and/or equity investments, expected market growth and M&A activities, including the pending acquisition of CyberCatch Holdings, Inc. (“CyberCatch”), statements regarding the expected benefits, synergies and value creation from such acquisition, the anticipated timing of its closing, the ability to satisfy applicable closing conditions, including, without limitation, any required stockholder approvals under applicable securities laws or the rules and regulations of the applicable trading market, absence of any injunction or other law or order prohibiting such transaction, absence of pending litigation challenging or seeking to restrain such transaction, execution and delivery of key-party agreements, and required employee and consultant waivers and replacement offer letters, the anticipated integration of NYIAX and CyberCatch, the proposed issuance, timing and listing of $QEST utility tokens and the expectation that the total tokenized value of the Project Qestrel program will exceed $1 billion, the completion of the proposed nationwide buildout of SanQtum and Project Qestrel, and the expected impact of the foregoing transactions, initiatives or arrangements on the Company’s business, operations, financial condition and results of operations, are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: the risk that the Company will not achieve its full year 2026 revenue target; risks related to our ability to deploy our technologies and gain market share in our target markets; the risk that Datavault AI will incorrectly anticipate market trends and/or fail to successfully exploit business opportunities; the risk that regulatory changes with respect to digital assets may negatively impact the markets in which Datavault AI operates, or fail to drive revenue growth to anticipated levels; risks that the CyberCatch acquisition may not be completed on the anticipated terms or timeline, or at all; risks that the anticipated benefits, synergies or value creation from the acquisition of NYIAX and/or the pending acquisition of CyberCatch will not be realized or will not be realized within the expected timeframe; risks associated with integrating NYIAX, and/or CyberCatch; risks that management’s attention and resources will be diverted from existing operations; the risk that anticipated exchange launches may be delayed or that contracted opportunities may not convert into commercial activity and recognized revenue; the risk that the Company may be unable to issue or list $QEST tokens, obtain required regulatory clearances or achieve the expected tokenized value for Project Qestrel; risks that the nationwide SanQtum and Project Qestrel buildout will be delayed, not completed or not perform as expected; risks arising from dependence on third parties, including Available Infrastructure; changes in market demand for Datavault AI’s services and products; changes in economic, market, or regulatory conditions; risks relating to evolving regulatory frameworks applicable to tokenized assets; risks associated with technological development and integration; and other risks and uncertainties as more fully described in Datavault AI’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Investor Contact

Edward Barger

VP, Investor Relations

ebarger@dvlt.ai

DATAVAULT AI INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)
(unaudited)

	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$1,400	$2,004
Accounts receivable	3,598	888
Related party receivable	24,040	30,000
Unbilled accounts receivable	621	1,705
Inventories	942	636
Note receivable	1,900	—
Crypto assets	49,016	92,222
Deferred offering costs	5,245	5,500
Prepaid software license, current	8,084	7,759
Prepaid expenses and other current assets	40,115	2,159
Total current assets	134,961	142,873
Property and equipment, net	2,452	606
Intangible assets, net	100,235	94,816
Goodwill	27,285	19,135
Prepaid software license, noncurrent	5,158	6,956
Investments in non-marketable securities	1,892	4,300
Deposit for business combination	—	1,000
Other assets	4,659	5,018
Total assets	$276,642	$274,704

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$9,705	$10,832
Accrued liabilities	11,549	11,002
Due to related party	788	98
Short-term convertible note payable, related party	3,680	3,936
Short-term promissory notes	1,544	1,013
Total current liabilities	27,266	26,881
Convertible notes payable	—	5,917
Other liabilities	3,482	3,932
Total liabilities	30,748	36,730
Commitments and contingencies (Note 9)
Common stock, par value $0.0001; 2,000,000,000 shares authorized; 854,456,625 and 573,438,153 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	87	59
Additional paid-in capital	764,408	615,360
Accumulated deficit	(518,601)	(377,445)
Total stockholders’ equity	245,894	237,974
Total liabilities and stockholders’ equity	$276,642	$274,704

DATAVAULT AI INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and six months ended June 30, 2026 and 2025

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Live event production revenue	$2,839	$1,432	$5,338	$1,432
Consumer audio products, components, and other revenue, net	1,053	277	1,829	895
Consumer audio products and components, related party, net	316	26	457	37
Patent license revenue	2,509	—	2,509	—
Total net revenue	6,717	1,735	10,133	2,364

Cost of revenue, live events	3,278	1,396	6,073	1,396
Cost of revenue, consumer audio products, components, and other	557	304	1,067	864
Cost of revenue, patent license	4	—	4	—
Total cost of net revenue	3,839	1,700	7,144	2,260
Gross profit	2,878	35	2,989	104

Operating Expenses:
Research and development	7,235	4,224	12,964	6,585
Sales and marketing	7,184	1,742	13,820	3,237
General and administrative	14,915	6,528	33,611	12,172
Total operating expenses	29,334	12,494	60,395	21,994
Loss from operations	(26,456)	(12,459)	(57,406)	(21,890)

Interest expense, net	(1,000)	(17,202)	(2,121)	(17,322)
Change in fair value of 2025 Notes measured at fair value	—	(8,804)	—	(8,804)
Change in fair value of convertible note to related party measured at fair value	—	1,355	—	1,355
Loss on Crypto assets	(8,094)	—	(25,050)	—
Extinguishment of debt	—	—	(1,725)	—
Impairment of investments in non-marketable securities	(56,372)	—	(58,906)	—
Change in fair value of warrant liabilities	3,866	2	3,866	19
Other income/(expense), net	31	(3)	186	(32)
Loss before provision for income taxes	(88,025)	(37,111)	(141,156)	(46,674)
Provision for income taxes	—	5	—	5
Net loss attributable to common stockholders	$(88,025)	$(37,116)	$(141,156)	$(46,679)
Net loss per common share - basic and diluted	$(0.12)	$(0.54)	$(0.22)	$(0.77)
Weighted average number of common shares used in computing net loss per common share	727,623,511	68,174,418	651,345,981	60,968,158